UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2009
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Maguire Properties, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure.
Item 8.01	Other Events.
Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit 99.1 Press release dated March 27, 2009

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 27, 2009, the Company issued a press release announcing that it had completed the disposition of 18581 Teller located in Irvine, California to Allergan Sales, LLC, a copy of which is furnished as Exhibit 99.1 herewith.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 8 – Other Events

Item 8.01 Other Events.

On March 27, 2009, the Company announced that it had completed the disposition of 18581 Teller located in Irvine, California to Allergan Sales, LLC.  The transaction is valued at approximately $22 million, including the buyer’s assumption of the $20.0 million mortgage loan on the property.  We received net proceeds of $1.8 million from this transaction to be used for general corporate purposes.  As a result of the assumption of the mortgage loan by the buyer, our Operating Partnership is relieved of its obligation as guarantor of the monthly debt service amount for this loan.  No impairment charge was recorded upon the disposition of this property.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None.

(b)           Pro forma financial information: None.

(c)           Shell company transactions: None.

(d)           Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1**	Press release dated March 27, 2009 regarding disposition of 18581 Teller
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**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC.
Registrant

/s/	JONATHAN L. ABRAMS
Jonathan L. Abrams
Senior Vice President, General Counsel and Secretary

Dated:     March 27, 2009